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Exhibit 10.3

          EMPLOYMENT AGREEMENT (the "Agreement"), dated as of January 1, 1999, by and between MEDIALINK WORLDWIDE INCORPORATED, a Delaware corporation with offices at 708 Third Avenue, New York, New York 10017 (the "Corporation"), and DAVID DAVIS, an individual residing at 67 Albion Gate, Albion Street, London W22LA (the "Employee").

                              W I T N E S S E T H:

          WHEREAS, the Corporation desires to continue the services of the Employee upon the terms and conditions hereinafter set forth; and

          WHEREAS, the Employee desires to render services to the Corporation upon the terms and conditions hereinafter set forth.

          NOW, WHEREFORE, the parties mutually agree as follows:

          Section 1. Employment. The Corporation hereby continues to employ the Employee and the Employee accepts such continued employment, as an executive of the Corporation, subject to the terms and conditions set forth in this Agreement.

          Section 2. Relocation. Subject to the mutual agreement of Employee and the Corporation regarding the terms of Employee's proposed relocation, including compensation, and further subject to the Employee's receipt of a work visa and other required immigration documents, if any, the Employee shall relocate to New York City on or about September 1, 1999. Notwithstanding the foregoing, prior to the relocation of Employee, the Employee shall, subject to the approval of either the Chief Executive Officer or Board of Directors of the Corporation, prepare a plan of succession to ensure an orderly transition upon his departure from London.

          Section 3. Duties. The Employee is presently President-International of the Corporation. The title, responsibilities and duties of the Employee shall change upon the Employee's relocation to New York City.

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Such new role must be mutually agreed upon prior to the relocation of the
Employee. The Employee shall properly perform such duties as may be assigned to him from time to time by the Corporation's Chief Executive Officer or the Board of Directors of the Corporation as the case may be. During the term of this Agreement, the Employee shall devote all of his available business time to the performance of his duties hereunder.

          Section 4. Term of Employment. The term of the Employee's employment shall commence on January 1, 1999 and shall continue until July 31, 2000 or until terminated pursuant to Section 6 hereof. It is the intent of the parties hereto that upon the expiration of the term, the Employee will serve as a consultant to the Corporation on such terms and conditions as shall be mutually agreed upon in good faith negotiations between the Employee and the Corporation.

          Section 5. Compensation of Employee.

               5.1 Compensation. The Corporation shall pay to the Employee as annual compensation for his services hereunder a salary ("Salary") in an amount equal to One Hundred Three Thousand ((pounds)103,000) pounds Sterling. The Salary shall be payable monthly less such deductions as shall be required to be withheld by applicable law and regulations. The Employee's Salary shall be reviewed annually during the term and in no event shall be decreased during the term.

               5.2 Bonus.

               (a) The Employee shall be ed to receive an annual bonus (the "Bonus") in accordance with the provisions of this Section 5.2. The Bonus shall be an amount equal to ten (10%) percent multiplied by the positive difference, if any, between (i) the Operating Income (as defined herein) of Medialink International (as defined herein) for the applicable year and (ii) the Cost of Capital (as defined herein) of Medialink International for the applicable year. By way of illustration, in the event the Operating Income for the year ending December 31, 1999 is (pounds)775,000 and the Capital Base is (pounds)4,050,000, the Bonus shall equal (pounds)41,050 or 10% x [(i) (pounds)775,000 - (ii) (pounds)4,050,000 x 9%].

               (b) The term "Medialink International" as used herein shall mean the international division of Medialink which presently consists of Medialink UK, Eyecatchers, London Bureau and



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Medialink On-Line, and which shall include such other international entities that the Corporation or its affiliates may acquire from time to time.

               (c) The term "Operating Income" as used herein shall mean the annual operating income of Medialink International as determined by the Corporation's internal accounting department in accordance with past practice and as reported to the Corporation's Board of Directors.

               (d) The term "Capital Base" of Medialink International as used herein shall mean the (x) gross weighted average purchase price of all existing and future entities comprising Medialink International including the costs of such transactions plus (y) any balances due from Medialink International to the Medialink Untied States operation ("Medialink US") less any balances due from Medialink US to Medialink International, all as reflected in the Corporation's financial statements as determined by the Corporation's internal accounting department in accordance with past practice. The Corporation and the Employee hereby acknowledge that the Capital Base for the year ended December 31, 1998, as adjusted was Four Million Three Hundred Fifty-Seven Thousand Seven Hundred Sixty-Nine ((pounds)4,357,769) pounds Sterling.

               (e) The term "Cost of Capital" as used herein shall mean the Capital Base multiplied by nine (9%) percent.

               (f) The Bonus shall be paid in cash. Notwithstanding anything to the contrary set forth herein, the Employee shall not be entitled to receive the Bonus in the event either (i) of the termination of this Agreement For Cause (as hereinafter defined), or (ii) the Employee wrongfully fails to provide the services contemplated hereby, in either case at any time prior to the payment of the Bonus. The Employee shall be entitled to receive the Bonus in accordance with the terms and provisions of this Agreement in the event of either (i) the death or Disability (as hereinafter defined) of the Employee, or (ii) the Corporation's termination of this Agreement which is not a termination For Cause.

          5.3 Expenses. The Corporation shall pay or reimburse the Employee for all reasonable and necessary business, travel or other expenses incurred by him with the prior consent of the Corporation, upon proper documentation thereof, which may be incurred by him in connection with the rendition of


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the services contemplated hereunder. The Corporation shall also contribute Fifty
((pounds)50) pounds Sterling per month to the Employee's television and cable expenses. The Corporation shall also pay the Employee's Carlton Club dues up to a maximum of One Thousand ((pounds)1,000) pounds Sterling per year and the Employee's BAFTA Subscription up to a maximum of Two Hundred Fifty ((pounds)250) pounds Sterling per year.

          5.4 Benefits. During the term of this Agreement, the Employee shall be entitled to participate in such option and disability plans which the Corporation provides to its employees. The Corporation shall, in lieu of having the Employee participate directly in the Corporation's pension plan, make pension payments directly to the Employee's existing pension plan in an amount equal to the payments the Corporation would have made if the Employee was participating directly in the Corporation's pension plan. The Employee shall not be entitled to participate in the Corporation's hospitalization or group health benefit plans. The Corporation agrees to use its best efforts to keep its registration statement on Form S-8 in full force and effect. The Corporation shall contribute One Hundred Fifty ((pounds)150) pounds Sterling per month to the Employee's health insurance premiums.

          Section 6. Termination.

               6.1 Termination of Employment. This Agreement shall terminate upon the death, Disability, as hereinafter defined, termination of employment of the Employee For Cause, as hereinafter defined, termination of the employment of Employee without cause or because Employee wrongfully leaves his employment hereunder.

               6.2 Termination For Cause. In the event of a termination For Cause or because Employee wrongfully leaves his employment hereunder, the Corporation shall pay Employee all accrued and unpaid Salary through the date of termination.

               6.3 Termination Without Cause. In the event of a termination without cause, the Employee shall be entitled to continue to participate in the disability plans of the Corporation on the same terms and conditions as immediately prior to his termination and shall receive his Salary, both for a period equal to the earlier of (i) the date the Employee commences employment elsewhere; (ii) six (6) months; or (iii) the date the term would have expired pursuant to Section 4 of this Agreement had the Employee not been terminated.



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               6.4 Termination Upon Death. In the event of a termination upon the death of Employee, the Corporation shall pay to the Employee, any person designated by the Employee in writing or if no such person is designated, to his estate, as the case may be, the Salary which would otherwise be payable to the Employee for a period of six (6) months from the date of such death.

               6.5 Termination Upon Disability. In the event of a termination upon the Disability of Employee, the Corporation shall pay to the Employee or any person designated by the Employee, (i) during the first month immediately after the termination of employment due to such Disability, the Salary which would otherwise by payable to the Employee and (ii) during the second and third months immediately after the termination of employment due to such Disability, the difference between the Salary which would otherwise be payable to the Employee and the disability insurance payments received by Employee for such period.

               6.6 Definition of "For Cause". As used herein, the term "For Cause" shall mean (i) Employee's indictment, plea or conviction in a court of law of any crime or offense involving willful misappropriation of money or other property or any other crime involving moral turpitude which constitutes felony, whether or not involving the Corporation, or (ii) disobedience of a directive from the Chief Executive Officer or Board of Directors of the Corporation consistent with Employee's duties hereunder or (iii) breach of his responsibilities under this Agreement.

          Section 7. Disability.

               7.1 Definition. In the event the Employee is mentally or physically incapable or unable to perform his regular and customary duties of employment with the Corporation for a period of seventy-five (75) days in any one hundred twenty (120) day period during the term, the Employee shall be deemed to be suffering from a "Disability".

               7.2 Payment During Disability. In the event the Employee is unable to perform his duties hereunder by reason of a disability, which disability does not constitute a Disability, the Corporation shall continue to pay the Employee his Salary and benefits during the continuance of such disability.


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          Section 8. Vacations and Personal Days. The Employee shall be entitled to vacation and personal days in accordance with Corporation policy. The Employee's Salary shall be paid in full during his vacation and personal days. The Employee shall take his vacation at such time or times as the Employee and the Corporation shall determine is mutually convenient.

          Section 9. Disclosure of Confidential Information.

               (a) The Employee hereby acknowledges that the principal business of the Corporation is the production of video and audio public relations materials for distribution to news media and the distribution by satellite or other means to television and radio stations and news media services; distribution of public relations text, audio and video to news media and the general public via satellite, cassette, wire or other means; distribution of press releases by mail and facsimile; the maintenance of databases of media contacts for and on behalf of clients; analysis and written appraisal of public relations and public affairs campaigns as determined through press clipping review, either on paper, video or audio tape or electronic database searches; media research and such other businesses as the Corporation may conduct from time to time (the "Business"). Employee acknowledges that he will be acquiring confidential information concerning the Corporation and the Business and that, among other things, his knowledge of the Business will be enhanced through his employment by the Corporation. Employee acknowledges that such information is of great value to the Corporation, is the sole property of the Corporation, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Corporation herein, Employee will not, at any time, during or after the term of this Agreement, reveal, divulge or make known to any person, any information which is treated as confidential by the Corporation and not otherwise in the public domain or previously known to him.

               (b) The provisions of this Section 9 shall survive Employee's employment hereunder.

           Section 10. Covenant Not To Compete.

               (a) Employee recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the


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Corporation that Employee agrees, and, accordingly, Employee does hereby agree, that he will not, directly or indirectly, in the Territory, as hereinafter defined, at any time during the Restricted Period, as hereinafter defined:

                    (i) engage in the Business for his account or render any services which constitute engaging in the Business, in any capacity to any entity; or become interested in any entity engaged in the Business either on his own behalf or as an officer, director, stockholder, partner, principal, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party or in any other relationship or capacity; or

                    (ii) employ or engage, or cause to authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee, representative or agent of the Corporation; or

                    (iii) solicit, directly or indirectly, on behalf of himself or any third party, any client or vendor of the Corporation and its affiliates; or

                    (iv) have an interest as an owner, lender, independent contractor, co-venturer, partner, participant, associate or in any other capacity, render services to or participate in the affairs of, any business which is competitive with, or substantially similar to, the Business of the Corporation and its affiliates as presently conducted and as may be conducted by the Corporation during the Restricted Period.

               (b) If any of the restrictions contained in this Section 10 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then after such restrictions have been reduced so as to be enforceable, in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

               (c) This Section 10 shall not be construed to prevent Employee from owning, directly and indirectly, in the aggregate, an amount not exceeding two percent (2%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.



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               (d) Notwithstanding anything to the contrary set forth in this
Section 10, (i) the Employee shall not be prohibited from rendering services for news organizations, corporate public relations departments or public relations agencies; (ii) the Employee may act as a news reporter or manager for an entity whose primary function is journalism; (iii) the Employee may act as a member of the internal public relations staff of any corporation or entity who performs services for only that corporation or its affiliates, including parent corporations, subsidiaries, and joint ventures; and/or (iv) the Employee may act as an account executive or manager at a public relations agency directly serving that agency's clients. Notwithstanding the prior sentence, however, the Employee may not, render services, directly or indirectly, (i) for any organization, department, or affiliate of such news organizations, corporate public relations departments, or public relations agencies, whose primary purpose is to provide the production and distribution of video or audio news releases that are competitive with, or substantially similar to, the Business; (ii) for any organization, department, or affiliate of such news organizations, corporate public relations departments, or public relations agencies, whose primary purpose is to provide the production and distribution of Satellite Media Tours or Teleconferences; (iii) for any organization, department, or affiliate of such news organizations, corporate public relations departments, or public relations agencies, whose primary purpose is to provide the production and distribution of photographs for public relations purposes; and (iv) for any organization, department, or affiliate of such news organizations, corporate public relations departments, or public relations agencies, whose primary purpose is to provide the research and analysis of public relations and public affairs campaigns as determined through press clipping review, either on paper, video or audio tape or electronic database searches that are competitive with or substantially similar to the Business.

               (e) The term "Restricted Period", as used in this Section 10, shall mean the earlier of (i) the term of this Agreement plus one (1) year; (ii) one (1) year after the Employee is terminated without cause or (iii) two (2) years after the Employee is terminated For Cause. Employee acknowledges that the Corporation markets its Business worldwide and therefore, the term "Territory" as used herein shall mean the entire world.


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               (f) The provisions of this Section 10 shall survive the
termination of Employee's employment hereunder and until the end of the Restricted Period as provided in Section 10 (e) hereof.

Section 11. Rights and Remedies Upon Breach of Sections 9 or 10.

          11.1. Return of Benefits. If the Employee breaches, or threatens to commit a breach of, any of the provisions of Sections 9 or 10 (the "Restrictive Covenants"), the Corporation shall have the right and remedy to require the Employee to account for and pay over to the Corporation all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants, and the Employee shall account for and pay over such Benefits to the Corporation. In addition, if the Employee breaches or threatens to commit a breach of any of the Restrictive Covenants, (i) the Employee's unvested stock options shall immediately lapse and
(ii) the Corporation shall have the right to purchase from the Employee the Employee's vested stock options for the book value of the shares of Common Stock underlying such vested options less the exercise price of such vested options. The Corporation may set off any amounts due to the Corporation under this
Section 11.1 against any amounts owed to the Employee by the Corporation.

          11.2 Injunctive Relief. Employee acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Employee agrees that any breach or threatened breach by him of Sections 9 or 10 of this Agreement shall entitle the Corporation, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach without posting a bond or showing special damages. The parties understand and intend that each restriction agreed to by Employee hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more of all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Corporation seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.


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          Section 12. Securities Law Compliances.

               12.1 Representations of Employee. The Employee represents and warrants as follows:

               (a) no event, act or omission has occurred prior to the effective date of this Agreement (including without limitation any criminal conviction or failure on Employee's part to contest any criminal proceeding, or any judicial or administrative decree or order by which Employee is bound or event affecting any business as to which Employee was a director, officer, employee or service provider) which would in any manner (i) require disclosure pursuant to the provisions of Regulation S-K promulgated under the Securities Act of 1933 regarding disclosures of "Involvement in certain legal proceedings"; or (ii) limit Employee's ability to serve as an employee of the publicly held company; or (iii) occasion the concern of any Federal or State regulatory body (including without limitation the Securities and Exchange Commission or any body with which the securities of the Corporation may be listed) regarding Employee's capacity, qualification, character or fitness, or (iv) result in the refusal or inaction of any provider of directors' and officers' liability insurance and/or errors and omissions insurance and/or fidelity insurance to include Employee within its coverage; and

               (b) in amplification of 12.1(a) above, except as disclosed in writing to the Corporation, Employee has not been in any manner involved in any civil, criminal, judicial or regulatory proceeding involving any insurance or reinsurance broker, agent, consultant or intermediary, and/or any entity with responsibility of any nature or kind for the auditing of the foregoing or for the monitoring or investment of the assets of the foregoing.

          12.2 Disclosure of Conflicts of Interest; Abstention from Speculation in Securities of the Corporation or Clients.

               (a) In order to avoid actual or apparent conflicts of interest, Employee shall take all necessary actions to disclose to the Corporation any direct or indirect ownership or financial interest in any company, person or entity which is a service provider to the Corporation, an actual or intended client of the Corporation, an insurer or reinsurer of the Corporation or which is engaged in by the Corporation.


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               (b) While the Employee is employed by the Corporation, Employee shall abstain from any direct or indirect acquisition of securities of (i) the Corporation, except as offered by the Corporation to the Employee as incentives, bonuses or options or (ii) the Corporation's clients or customers except as may be specifically approved in writing by the Corporation upon the Employee's prior written request; and from divulging or appropriating to Employee's own use or to that of others any secret, confidential or proprietary information or knowledge regarding the Corporation, its clients or customers for the purpose of speculation in the securities of any of them.

          12.3 General Requirements. The Employee shall observe such business ethics, premises security and similar requirements of the Corporation as may from time-to-time apply.

          12.4 Insider Trading. Considering that the Corporation is a publicly-traded corporation, the Employee hereby agrees that the Employee shall comply with any and all federal and state securities laws, including but not limited to those that relate to non-disclosure of information, insider trading and individual reporting requirements and shall specifically abstain from discussing the Corporation's business affairs with any individual who does not have a business need to know such information for the benefit of the Corporation.

          Section 13. Miscellaneous.

          13.1 Assignment. The Employee may not assign or delegate any of his rights or duties under this Agreement.

          13.2 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Employee's employment by the Corporation, supersedes all prior understandings and agreements, if any, whether oral or written, between the Employee and the Corporation and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.


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          13.3 Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors and permitted assigns.

          13.4 Captions. The captions contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          13.5 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, postage prepaid, or overnight delivery to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof.

          13.6 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof. Except in respect of any action commenced by a third party in another jurisdiction, the parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Agreement shall be brought exclusively in the United States Federal Courts or New York County Supreme Court, in the State of New York. The parties hereto hereby accept the jurisdictions of such courts for the purpose of any such action or proceeding and agree that venue for any action or proceeding brought in the State of New York shall lie in the Southern District of New York or Supreme Court, New York County, as the case may be. Each of the parties hereto hereby irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by United States registered or certified mail postage prepaid at its address set forth herein.

          13.7 Counterparts. This Agreement may be executed in counterparts, all of which shall together constitute one and the same instrument. All documents and signatures required hereunder may be delivered or exchanged by telecopy and telecopied signatures shall be effective as originals thereof.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                              MEDIALINK WORLDWIDE INCORPORATED


                              By:     /s/ J. Graeme McWhirter
                                          J. GRAEME MCWHIRTER





                                    /s/ David Davis
                                    DAVID DAVIS